EXHIBIT 16.1
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                    [ ERNST & YOUNG Letterhead ]


                                            Ernst & Young LLP
                                            Suite 2200
                                            100 North Tampa Street
                                            Tampa, Florida 33602-5809

                                            Phone (813) 225-4800
                                            www.ey.com



April 28, 2006



Mr. Gailen J. Hull
Vice President
Arvida Company as Administrator
900 North Michigan Avenue
Chicago, IL  60611

Dear Mr. Hull:

This is to confirm that the client-auditor relationship between ALP Liquidating Trust (Commission File Number 0-16976) and Ernst & Young has ceased.



                                 Very truly yours,

                                 /s/ Ernst & Young LLP


cc:   PCAOB Letter File
      Office of the Chief Accountant
      Securities and Exchange Commission
      100 F Street, N.E.
      Washington, D.C.  20549-7561























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